SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting material Pursuant to Rule 14a-11(c) or Rule 14a-12

QUALCOMM INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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The following employee communication may be provided to stockholders of Qualcomm Incorporated.

To: Qualcomm.all

From: Steve Mollenkopf

Subject: Broadcom Director Nominations

Today we issued a press release in response to Broadcom’s announcement that they have nominated a slate of candidates to replace Qualcomm’s existing Board of Directors at our 2018 Annual Meeting of Stockholders.

I want to take a minute to explain what this all means. Broadcom is attempting to replace Qualcomm’s Board of Directors in what is commonly known as a proxy contest. This is part of their attempt to acquire Qualcomm. As you know, last month our Board unanimously rejected Broadcom’s proposal to acquire Qualcomm, concluding that the proposal dramatically undervalued the company and would come with significant regulatory uncertainty.

Over the course of the next few months, in the lead-up to the 2018 annual meeting next spring, both Qualcomm and Broadcom will be communicating directly with our stockholders, each side soliciting votes for their respective nominees. Given the vast majority of our employees are also stockholders, you may begin to receive some of this communication, which will certainly include our perspective that we have a world-class, highly qualified Board of Directors that remains committed to acting in the best interests of all Qualcomm stakeholders.

Given the public nature of this campaign, you will likely be seeing a lot of public communications and media attention on Qualcomm. As a reminder, if you receive questions from the media, customers or vendors, please direct those inquiries to our Corporate Communications department (Clare Conley, cconley@qti.qualcomm.com).

Let’s continue to remain focused on our priorities and roadmap. We will keep you informed of any new developments.

Steve

Additional Information

Qualcomm intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). QUALCOMM STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Qualcomm with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

Qualcomm, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Qualcomm’s stockholders in connection with the matters to be considered at the 2018 Annual Meeting. Information regarding the ownership of Qualcomm’s directors and executive officers in Qualcomm stock is included in their SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Information can also be found in Qualcomm’s other SEC filings. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.